                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[_] Confidential, For Use of the Commission Only
    (as permitted by Rule 14a-6(e) (z))

                           Kos Pharmaceuticals, Inc.
               (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                           Kos Pharmaceuticals, Inc.
                      1001 Brickell Bay Drive, 25th Floor
                                Miami, FL 33131
                                (305) 577-3464



                                                         March 21, 2002


     To Our Shareholders:

     On behalf of the Board of Directors of Kos Pharmaceuticals, Inc. (the "Company"), I cordially invite you to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the JW Marriott Hotel, 1111 Brickell Avenue, Miami, Florida on Thursday, April 25, 2002, at 10:30 a.m., local time. A Notice of the Annual Meeting, form of proxy, and a Proxy Statement containing information about the matters to be acted on at the Annual Meeting are enclosed.

     We urge you to attend the Annual Meeting. It is an excellent opportunity for the Company's management to discuss the Company's progress with you in person.

     It is important that your shares be represented at the Annual Meeting, whether in person or by proxy. To facilitate your participation in the Annual Meeting, regardless of whether you plan to attend in person, please complete, sign, date, and promptly return the enclosed proxy. If you attend the Annual Meeting, you may revoke your proxy at that time and vote in person, even if you have previously returned your form of proxy, by following the procedures set forth in the Proxy Statement.

     We look forward to seeing you on April 25.



                                                         Yours truly,


                                                         /s/ Adrian Adams

                                                         Adrian Adams
                                                         President and
                                                         Chief Executive Officer

                           Kos Pharmaceuticals, Inc.
                      1001 Brickell Bay Drive, 25th Floor
                             Miami, Florida 33131

                               _________________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                    To be held on Thursday, April 25, 2002
                               _________________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Annual Meeting") of Kos Pharmaceuticals, Inc. (the "Company") will be held at the JW Marriott Hotel, 1111 Brickell Avenue, Miami, Florida on Thursday, April 25, 2002, at 10:30 a.m., for the following purposes:

          1. To elect ten directors of the Company to serve until the 2003 Annual Meeting of Shareholders;

          2. To consider and vote on a proposal to amend the Kos Pharmaceuticals, Inc. 1996 Stock Option Plan to increase from 7,000,000 to 12,000,000 the number of shares of the Company's Common Stock that may be issued thereunder;

          3. To ratify the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2002; and

          4. To transact such other business as may properly come before the Meeting or any adjournment or postponements thereof.

     The Board of Directors has fixed the close of business on March 1, 2002, as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. ALL SHAREHOLDERS ALSO ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY, AND VOTE THEIR SHARES IN PERSON.

                                   BY ORDER OF THE BOARD OF DIRECTORS,


                                   /s/ Adrian Adams
                                   ADRIAN ADAMS
                                   President and Chief Executive Officer

Miami, Florida
March 21, 2002

                           Kos Pharmaceuticals, Inc.
                      1001 Brickell Bay Drive, 25th Floor
                             Miami, Florida 33131


                        ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON APRIL 25, 2002

                               ________________

                                PROXY STATEMENT

                               ________________

                    TIME, DATE, AND PLACE OF ANNUAL MEETING

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Kos Pharmaceuticals, Inc. (the "Company") of proxies from the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held at 10:30 a.m., on Thursday, April 25, 2002, at the JW Marriott Hotel, Miami, Florida, and at any adjournments or postponements thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting.

     The approximate date this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is March 21, 2002. Shareholders should review the information provided herein in conjunction with the Company's Annual Report to Shareholders, which accompanies this Proxy Statement. The Company's principal executive offices are located at 1001 Brickell Bay Drive, 25/th/ Floor, Miami, Florida 33131, and its telephone number is (305) 577-3464.

                         INFORMATION CONCERNING PROXY

     The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

     The cost of preparing, assembling, and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders, and the enclosed proxy will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                        PURPOSES OF THE ANNUAL MEETING

     At the Annual Meeting, the Company's shareholders will consider and act upon the following matters:

     1. To elect ten directors of the Company to serve until the 2003 Annual Meeting of Shareholders;

     2. To consider and vote on a proposal to amend the Kos Pharmaceuticals, Inc. 1996 Stock Option Plan to increase from 7,000,000 to 12,000,000 the number of shares of the Company's Common Stock that may be issued thereunder;

     3. To ratify the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2002; and

     4. To transact such other business as may properly come before the Meeting or any adjournment or postponements thereof.

     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth herein) will be voted (a) for the election of the respective nominees for director named below, (b) to amend the Kos Pharmaceuticals, Inc. 1996 Stock Option Plan to increase from 7,000,000 to 12,000,000 the number of shares of the Company's Common Stock that may be issued thereunder, and (c) in favor of the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2002. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shareholder's shares will be voted in accordance with the specification so made.

                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The Board of Directors has set the close of business on March 1, 2002, as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 20,526,907 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting.

     The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The affirmative votes of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting will be required to amend the Kos Pharmaceuticals, Inc. 1996 Stock Option Plan to increase from 7,000,000 to 12,000,000 the number of shares of the Company's Common Stock that may be issued thereunder and to ratify the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2002, and for any other matter that may be submitted to a vote of the shareholders. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the Meeting before adjournment is taken.

     Prior to the Annual Meeting, the Company will select one or more inspectors of election for the Meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the Meeting, and the validity and effect of proxies, and shall receive, count, and tabulate ballots and votes, and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

     A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares that are not represented at the Annual Meeting, either in person or by proxy, will not be considered to have cast votes on any matters addressed at the Annual Meeting.

                     SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of February 22, 2002, by: (i) each person known to the Company to beneficially own more than 5% of the Common Stock; (ii) the Company's Named Executive Officers (as defined below); and (iii) all directors and executive officers of the Company as a group. The calculation of the percentage of outstanding shares is based on 20,526,096 shares outstanding on February 22, 2002, adjusted, where appropriate, for shares of stock beneficially owned but not yet issued. Except as otherwise indicated, each shareholder named has sole voting and investment power with respect to such shareholder's shares.

                                                                                        Amount of Beneficial Ownership
                                                                                               of Common Stock
                                                                               ----------------------------------------------
                                                                                  Total Shares             Percentage of
Name of Beneficial Owner                                                       Beneficially Owned          Outstanding Shares
------------------------                                                       ------------------         -------------------
Michael Jaharis(1).......................................................           20,379,220                   64.5%
Daniel M. Bell(2)........................................................              801,395                    3.8%
Robert E. Baldini(3).....................................................              209,375                    1.0%
Adrian Adams.............................................................                   80                      *
David J. Bova(4).........................................................              203,441                    1.0%
Frederick A. Sexton(5)...................................................               92,234                      *
John Brademas, Ph.D.(6)..................................................               71,000                      *
Steven Jaharis, M.D.(7)..................................................              166,423                      *
Louis C. Lasagna, M.D.(6)................................................               71,000                      *
Mark Novitch, M.D.(8)....................................................               73,000                      *
Frederick B. Whittemore(6)...............................................               71,000                      *
All Executive Officers and Directors
 as a group (11 persons)(9)..............................................           22,138,168                   67.6%
5% Shareholders:
Mary Jaharis(10).........................................................            5,809,150                   22.7%
Wilson Point Holdings, LP(11)............................................            5,091,649                   19.9%
475 Park Avenue South, 23/rd/ Floor
New York, NY 10016
Bristol-Myers Squibb Company.............................................            1,250,000                    6.1%
345 Park Avenue
New York, NY 10154

___________________________
*  Less than 1 percent
(1) Includes 717,501 shares that Mr. Jaharis owns jointly with his wife, 7,610,000 shares held by Kos Holdings, Inc., and 960,069 shares held by Kos Investments, Inc. Mr. Jaharis is the controlling shareholder of both Kos Holdings, Inc. and Kos Investments, Inc. It also includes 5,091,650 shares which may be issued upon the conversion into Common Stock of borrowings outstanding as of December 31, 2001, under the Company's $50,000,000 Supplemental Credit Facility with Mr. Jaharis (Mr. Jaharis has transferred all of his rights and obligations, with respect to one-half of the outstanding borrowings under this facility, to Mrs. Jaharis) and non-detachable warrants to purchase 6,000,000 shares of Common Stock at $5.00 per share pursuant to the Company's Standby Facility with Mr. Jaharis.
(2) Includes 468,750 shares of Common Stock that may be purchased by Mr. Bell pursuant to options that are currently exercisable. Does not include any shares of Common Stock owned by Kos Holdings, Inc. or Kos Investments, Inc., in which Mr. Bell has an indirect ownership of less than ten percent interest through Kos Investments, Inc.
(3) Includes 206,250 shares of Common Stock that may be purchased by Mr. Baldini pursuant to options that are currently exercisable.
(4) Includes 27,500 shares of Common Stock that may be purchased by Mr. Bova pursuant to options that are currently exercisable.
(5) Includes 90,917 shares of Common Stock that may be purchased by Mr. Sexton pursuant to options that are currently exercisable. Also includes 172 shares of Common Stock owned by Mr. Sexton's wife, with respect to which Mr. Sexton disclaims beneficial ownership.
(6) Consists of shares of Common Stock that may be purchased pursuant to options that are currently exercisable.
(7) Includes 69,000 shares of Common Stock that may be purchased by Dr. Jaharis pursuant to options that are currently exercisable. Does not include any shares of Common Stock owned by Kos Holdings, Inc. or Kos Investments, Inc. in which Dr. Jaharis has an indirect ownership interest through Kos Investments, Inc. of less than ten percent.
(8) Includes 71,000 shares of Common Stock that may be purchased by Dr. Novitch pursuant to options that are currently exercisable.
(9) Includes 1,146,417 shares of Common Stock issuable upon exercise of options that are currently exercisable, 5,091,650 shares which may be issued upon the conversion into Common Stock of borrowings outstanding as of December 31, 2001, under the Company's $50,000,000 Supplemental Credit Facility with Mr. Jaharis and non-detachable warrants to purchase up to 6,000,000 shares of Common Stock at $5.00 per share pursuant to the Company's Standby Facility with Mr. Jaharis.
(10) Includes 717,501 shares that Mrs. Jaharis owns jointly with her husband. It also includes 5,091,649 shares which may be issued upon the conversion into Common Stock of borrowings outstanding as of December 31, 2001, under the Company's $50,000,000 Supplemental Credit Facility (Mrs. Jahris has, in turn, contributed the right to acquire the 5,091,649 shares of the Company's Common Stock to Wilson Point Holdings, LP).
(11) Represents shares which may be issued upon the conversion into Common Stock of borrowings outstanding as of December 31, 2001, under the Company's $50,000,000 Supplemental Credit Facility.

                                 PROPOSAL 1:

                             ELECTION OF DIRECTORS

     At the Annual Meeting, ten directors are to be elected to hold office until the 2003 Annual Meeting of Shareholders and until their successors have been elected and qualified. The ten nominees for election as directors are Michael Jaharis, Daniel M. Bell, Adrian Adams, Robert E. Baldini, John Brademas, Steven Jaharis, Louis C. Lasagna, Nicolaos E. Madias, Mark Novitch, and Frederick B. Whittemore. Each nominee, except for Nicolaos E. Madias, is currently a member of the Board of Directors. Information concerning each of the nominees is set forth below. Mr. Madias was appointed to the Board of Directors effective January 31, 2002. The persons named in the enclosed proxy card have advised that, unless otherwise directed on the proxy card, they intend to vote FOR the election of the nominees. Should any nominee become unable or unwilling to accept nomination or election for any reason, votes will be cast for a substitute nominee designated by the Board of Directors, which has no reason to believe the nominees named will be unable or unwilling to serve if elected.

Recommendation

     The Board of Directors recommends a vote "FOR" each of the nominees as directors to serve until the Company's 2003 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.


2001 Directors                Age        Position With The Company
--------------                ---        -------------------------
Michael Jaharis                73        Chairman Emeritus of the Board
Daniel M. Bell                 59        Chairman of the Board
Robert E. Baldini              71        Vice Chairman of the Board
Adrian Adams                   51        President and Chief Executive Officer
John Brademas, Ph.D.           75        Director(1)
Steven Jaharis, M.D.           42        Director(2)
Louis C. Lasagna, M.D.         79        Director(1)
Nicolaos E. Madias             57        Director
Mark Novitch, M.D.             69        Director(2)
Frederick B. Whittemore        71        Director(1)(2)
--------------------------------------------------------------------------------

(1) Member of Audit Committee
(2) Member of Compensation and Stock Option Committee


     Michael Jaharis, a founder of the Company, funded the operations of the Company since its inception and until the Company's Initial Public Offering of its Common Stock ("IPO"). (Mr. Jaharis currently provides the Company with credit facilities totaling $130 million). Mr. Jaharis initially served as Chairman of the Company's Board of Directors through December 31, 2001. Effective January 1, 2002, Mr. Jaharis was appointed Chairman Emeritus of the Board. In these positions, Mr. Jaharis has been actively involved in the development of the Company's business strategy and in critical implementation decisions. From 1972 until 1986, Mr. Jaharis served as the President and Chief Executive Officer of Key Pharmaceuticals, Inc. ("Key Pharmaceuticals"). Key Pharmaceuticals was acquired by Schering-Plough Corporation in 1986. Mr. Jaharis also serves as Chairman of Kos Investments, Inc. and Kos Holdings, Inc., as Trustee of Tufts University, and as Chairman of the Board of Overseers of Tufts University School of Medicine.

     Daniel M. Bell, a founder of the Company, served as a Director and as the President and Chief Executive Officer of the Company since its inception through December 31, 2001. Effective January 1, 2002, Mr. Bell was appointed Chairman of the Company's Board of Directors. Mr. Bell also serves as a director of Kos Investments, Inc. and Kos Holdings, Inc. and as a director of two private companies in which Kos Investments, Inc. or Michael Jaharis is the largest shareholder. From 1983 to 1986, Mr. Bell was employed by Key Pharmaceuticals and was serving as its Executive Vice President and Chief Operating Officer at the time of its acquisition by Schering-Plough in June 1986.

     Robert E. Baldini has served as Vice Chairman of the Board since July 1996, as a senior marketing consultant to the Company since April 1996, and as the Company's Chief Sales and Marketing Officer from February 1998 until December 31, 2001. In these positions, Mr. Baldini served as an executive officer of the Company. In addition to performing services for the Company, Mr. Baldini served as a director of Ascent Pediatrics, Inc. Mr. Baldini served Key Pharmaceuticals from 1982 to 1986 as Senior Vice President of Sales and Marketing. Following its acquisition by Schering-Plough, he continued with the Key Pharmaceuticals Division of Schering-Plough until 1995, last serving as its President.

     Adrian Adams joined the Company effective April 26, 2001, as President and Chief Operating Officer. Effective January 1, 2002, Mr. Adams succeeded Mr. Bell as the Company's Chief Executive Officer and was also elected to the Company's Board of Directors. Prior to joining the Company, Mr. Adams served as President and Chief Executive Officer of Novartis Pharmaceuticals UK. Mr. Adams also served SmithKline Beecham Pharmaceuticals from 1992 to 1999 in various capacities, last serving as President of its Canadian subsidiary.

     John Brademas, Ph.D. has served as a Director of the Company since the completion of the Company's IPO. Dr. Brademas has been President Emeritus of New York University since 1992. Prior to 1992, he was President of New York University for eleven years and was the U.S. Representative in Congress for Indiana's Third District for twenty-two years. Dr. Brademas serves as a director of Loews Corporation and InsurBanc. He is a former Chairman of the Federal Reserve Bank of New York and a former director of the New York Stock Exchange.

     Steven Jaharis, M.D. has served as a Director of the Company since its inception. Dr. Jaharis has been a practicing physician since 1990 and currently serves as a family practitioner at Evanston Northwestern Healthcare. Dr. Jaharis serves on the Board of Overseers of Tufts University School of Medicine. Dr. Jaharis is the son of Michael Jaharis.

     Louis C. Lasagna, M.D. has served as a Director of the Company since the completion of the Company's IPO. Dr. Lasagna has served as the Dean of the Sackler School of Graduate Biomedical Sciences at Tufts University since 1984. Dr. Lasagna serves on the board of directors of Advance Biofactures Corp., on the scientific advisory board of Alexza Molecular Delivery Corp. and Sention, and serves as a consultant to Whitehall Laboratories, a subsidiary of American Home Products Corporation.

     Nicolaos E. Madias, M.D. was appointed as a Director of the Company effective January 31, 2002. Dr. Madias has been a practicing physician since 1976 at the New England Medical Center, where he has held various positions including Chief of the Division of Nephrology, a position held from 1982 to 1999. Dr. Madias currently serves as Executive Academic Dean and Professor of Medicine at Tufts University School of Medicine.

     Mark Novitch, M.D. has served as a Director of the Company since the completion of the Company's IPO. Dr. Novitch served as Professor of Health Care Sciences at George Washington University from 1994 to 1997 and presently serves as Adjunct Professor. Dr. Novitch was with The Upjohn Company from 1985 to 1993, last serving as Vice Chairman. From 1971 to 1985, Dr. Novitch was with the FDA, serving as Deputy Commissioner from 1981 to 1985. Dr. Novitch serves as a director of Alteon, Inc., Guidant Corporation, Neurogen Corporation, and Calypte Biomedical, Inc.

     Frederick B. Whittemore has served as a Director of the Company since the completion of the Company's IPO. Mr. Whittemore has been with Morgan Stanley Dean Witter since 1958 and presently serves as Advisory Director. Mr. Whittemore also serves as a director of Chesapeake Energy Corporation, Maxcor Financial Group, Inc., Sunlife of New York, and Southern Pacific Petroleum N.L.

Other 2001 Executive Officers

Name                      Age    Position With The Company
----                      ---    -------------------------
David J. Bova              56    Senior Vice President, Research and Development
Richard King               37    Senior Vice President, Commercial Operations
Christopher P. Kiritsy     37    Senior Vice President, Chief Financial Officer
Mark E. McGovern           48    Senior Vice President, Chief Medical Officer
Frederick A. Sexton        42    Senior Vice President, Technical Operations and
                                   Product Development
__________

     David J. Bova, a founder of the Company, has directed the Company's product development efforts since inception and now serves as Senior Vice President, Research and Development. Prior to the founding of Kos, Mr. Bova was at Key Pharmaceuticals from 1981 until its acquisition by Schering-Plough; he continued with Schering-Plough until the founding of Kos in 1988. At Key Pharmaceuticals, he last served as Director of Product Development. Prior to 1981, Mr. Bova was employed by the USV pharmaceutical operation of Revlon Healthcare.

     Richard King joined the Company in February 2002 and currently serves as Senior Vice President, Commercial Operations. Prior to joining Kos, Mr. King was employed by Solvay Pharmaceuticals since 2000, as Senior Vice President of Commercial Operations. Prior to 2000, Mr. King had been employed by Lederle Laboratories and by SmithKline Beecham Pharmaceuticals in various sales and marketing positions.

     Christopher P. Kiritsy joined the Company in June 1995 and currently serves as Senior Vice President, Chief Financial Officer. Since joining Kos, Mr. Kiritsy has been instrumental in executing various business development and financing activities, including Kos' two public equity offerings completed during 1997. From 1988 to 1995, Mr. Kiritsy served as Associate Director of Product Development at the Institute of Molecular Biology, a private biotechnology company.

     Mark E. McGovern MD joined the Company in March 1997 and currently serves as Senior Vice President, Chief Medical Officer. Prior to joining Kos, Mr. McGovern had been employed since 1986 by Bristol-Myers Squibb Company, last serving as Executive Director, Heart Failure/Atherosclerosis Clinical Research.

     Frederick A. Sexton joined the Company in January 1996 and currently serves as Senior Vice President, Technical Operations and Product Development. Prior to joining the Company, Mr. Sexton was employed by Boehringer Ingelheim Pharmaceuticals from 1984 through 1995 in various production and quality assurance positions involving solid-dose and aerosol products. Prior to 1984, Mr. Sexton was employed by Ayerst Laboratories in research and production positions.

                  THE BOARD OF DIRECTORS AND BOARD COMMITTEES

     During the year ending December 31, 2001, the Board of Directors held five meetings. During such year, all directors attended at least 75 percent of the meetings of the Company's Board of Directors and committees of which they were a member. In addition to attending meetings, directors discharge their responsibilities through review of Company reports to directors and correspondence and telephone conferences with the Company's executive officers, key employees, and others regarding matters of interest to the Company.

Audit Committee

     The Audit Committee reviews the scope and results of the annual audit of the Company's consolidated financial statements conducted by the Company's independent certified public accountants, the scope of other services provided by the Company's independent certified public accountants, proposed changes in the Company's financial accounting standards and principles, and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls. The Audit Committee also examines and considers other matters relating to the financial affairs and accounting methods of the Company, including selection and retention of the Company's independent certified public accountants. During the year ending December 31, 2001, the Audit Committee held one regularly scheduled meeting. Dr. Brademas, Dr. Lasagna, and Mr. Whittemore, each of whom is a non-employee director of the Company, constitute the Audit Committee.

Audit Committee Report(1)

     The Audit Committee of the Company is comprised of three independent directors, as defined by the Nasdaq Stock Market listing requirements, and operates under a written charter adopted by the Board of Directors.

     The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2001 with management and with the independent auditors, including matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended.

     The Audit Committee has reviewed the independent auditors' fees for audit and non-audit services for fiscal year 2001. The Audit Committee considered whether such non-audit services are compatible with maintaining independent auditor independence. Such fees were $90,470 for audit services and $117,150 for all other services, including $60,500 for tax compliance work.

     The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as amended, and has discussed with the independent auditors their independence.

     Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, to be filed with Securities and Exchange Commission.

     The foregoing has been furnished by the Audit Committee:

               John Brademas
               Louis C. Lasagna
               Frederick B. Whittemore

(1)THIS SECTION IS NOT "SOLICITING MATERIAL," IS NOT DEEMED FILED WITH THE SEC AND IS NOT TO BE INCORPORATED BY REFERENCE IN ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN ANY SUCH FILING.

Compensation and Stock Option Committee

     The Compensation and Stock Option Committee is responsible for administering the Company's executive compensation, including base salaries, bonuses and awards of stock options. During the year ending December 31, 2001, the Compensation and Stock Option Committee held one meeting. Dr. Jaharis, Dr. Novitch and Mr. Whittemore, each of whom is a non-employee director of the Company, constitute the Compensation and Stock Option Committee.

Compensation of Directors

     Each non-employee director of the Company is entitled to receive a fee of $2,000 for attendance at each meeting of the Board of Directors. In addition, each non-employee director is entitled to receive $1,000 for attendance at each meeting of a committee of the Board of Directors. All directors are reimbursed for travel expenses incurred in connection with the performance of their duties as directors.

     Each outside director of the Company is granted an option to purchase 15,000 shares of Common Stock upon election to the Board, receives options to purchase 20,000 shares effective on each director's anniversary date and 5,000 shares effective on the date of the Company's Annual Shareholders' Meeting.

     Michael Jaharis has elected not to receive fees or stock options in connection with his prior service as Chairman of the Board and his current position as Chairman Emeritus. Although Mr. Jaharis has been actively involved in the development of the Company's business strategy and in critical implementation decisions, he has never been paid compensation by the Company for acting in such capacity. The Company, however, leases an automobile for Mr. Jaharis' use.

Compensation of Independent Certified Public Accountants

     During the year ended December 31, 2001, the Company retained its independent certified public accountants, Arthur Andersen LLP, to provide services in the following categories and amounts:

     Category                                          Fees
     --------                                          ----
     Audit fees                                      $  90,470
     All other fees                                    117,150
                                                     ---------
                      Total                          $ 207,620
                                                     =========

Certain Relationships and Related-Party Transactions

     On July 1, 1998, the Company entered into a $30-million credit facility (the "Credit Facility") with Michael Jaharis, Chairman Emeritus of the Company's Board of Directors and its principal shareholder. On June 9, 2000, in order to reduce interest costs, the Company utilized the proceeds of the $20-million equity contribution from DuPont to pay-off borrowings made under the Credit Facility. In connection with this loan repayment, Mr. Jaharis agreed to continue to make available to the Company the full original borrowing capacity of the Credit Facility provided that future Company borrowings from Mr. Jaharis be first made from the existing borrowing capacity of Mr. Jaharis' other credit lines with Kos. All other terms of the Credit Facility remain in full force and effect. Borrowings under the Credit Facility, which totaled $10 million at December 31, 2001, bear interest at the prime rate (4.75% as of December 31, 2001), and are due December 31, 2002.

     On September 1, 1999, the Company formally agreed to the terms of an additional $50-million funding arrangement initially entered into with Michael Jaharis on October 7, 1998 (the "Supplemental Credit Facility"). On July 21, 2001, the Company replaced its existing $50 million promissory note payable to Mr. Jaharis with two, $25 million, promissory notes, one payable in the name of Mr. Jaharis and the other payable in the name of Mr. Jaharis' wife. With this promissory note replacement, all of Mr. Jaharis' existing rights and obligations under the Supplemental Credit Facility, with respect to one-half of the outstanding amount, have been transferred to Mrs. Jaharis. All other terms and conditions of the Supplemental Credit Facility remain unchanged. Borrowings under the Supplemental Credit Facility totaled $50 million as of December 31, 2001, bear interest at the prime rate, are convertible (at $4.91 per share) into shares of the Company's Common Stock, and will be due December 31, 2003.

     On December 21, 1999, Mr. Jaharis agreed to extend another $50-million loan to the Company (the "Standby Facility"). Borrowings made under the Standby Facility totaled $45 million as of December 31, 2001, are due June 20, 2005, and are also subject to most of the terms and conditions of borrowings made under the Supplemental Credit Facility. Borrowings made under the Standby Facility are not, however, convertible into shares of the Company's Common Stock. In lieu of a conversion feature, the Company granted to Mr. Jaharis non-detachable warrants to purchase up to 6,000,000 shares of the Company's Common Stock at $5.00 per share, which approximates the market value of the Company's Common Stock on the effective date of this Standby Facility. The warrants are exercisable at any time until June 30, 2006.

     The Company recorded $6,081,000 of interest expense for the year ended December 31, 2001, related to its credit facilities with Mr. Jaharis.

     On January 15, 2002, the Company utilized $10 million and $15 million of a settlement payment received from Bristol-Myers Squibb Company to paydown its outstanding indebtedness under the Credit Facility and the Standby Facility, respectively. As such, total borrowings outstanding under the Company's credit facilities with Mr. Jaharis totaled $80 million as of January 15, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such reporting persons are required by SEC regulation to furnish the Company with copies of all such reports they file. Based solely on a review of the copies of such reports the Company received, or written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 2001, all officers, directors, and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation earned for the fiscal years ended December 31, 2001, 2000 and 1999, by the Company's Chief Executive Officer and the four other highest paid executive officers of the Company during 2001 (collectively the "Named Executive Officers").

Summary Compensation Table

                                                                                 Long-Term Compensation
                                                                          ----------------------------------
                                                Annual Compensation            Awards                Payouts
                                     -----------------------------------  -------------------------  -------
                                                               Other      Restricted    Securities                  All
                                                               Annual        Stock      Underlying      LTIP       Other
Name and                             Salary       Bonus     Compensation   Award(s)    Options/SARs   Payouts   Compensation
Principal Position          Year       ($)        ($)           ($)          ($)          (#)          ($)       ($)(1)
------------------          ----     -------   ----------   ------------   ----------  ------------   -------   -------------
Daniel M. Bell              2001     395,600   400,000(2)          -           -         200,000(2)      -     100,134(3)
Chairman of the             2000     350,000   250,000(4)          -           -         150,000         -      21,656(3)
  Board of Directors        1999     350,000   150,000(5)          -           -          75,000(5)      -      21,276(3)

Robert E. Baldini           2001     200,000    75,000(2)    100,000(7)        -          50,000(2)      -           -
Vice-Chairman of            2000     200,000    75,000(6)    100,000(7)        -          50,000         -           -
  Board of Directors        1999     200,000    75,000(5)    100,000(7)        -         100,000(5)      -           -

Adrian Adams                2001     181,300   175,000(2)          -       1,200,000     200,000(8)      -      17,562(9)
President and CEO

David J. Bova               2001     250,000         -       842,000(10)       -          25,000(2)      -       3,589
Senior V. P.,               2000     250,000         -       551,000(10)       -          25,000         -       3,102
  Research and              1999     249,200         -       336,000(10)       -          25,000(5)      -       3,228
  Development

Frederick A. Sexton         2001     247,800    70,000(2)          -           -          50,000(2)      -       1,455
Senior V.P.,                2000     224,200    60,000(6)          -           -          30,000         -       1,170
  Technical Ops. and        1999     213,800    40,000(5)          -           -          25,000(5)      -       1,457
   Product Development

________________

(1)  Consists of life insurance premiums, unless otherwise stated.
(2)  Awarded by the Company's Board of Directors on January 31, 2002.
(3) Consists of life insurance premiums, automobile lease expenses of $11,900 (during each of 2001 and 2000) and $12,140 for 1999, and other compensation of $77,000 during 2001 for Mr. Bell.
(4) Includes $200,000 awarded by the Company's Board of Directors on January 31, 2001.
(5)  Awarded by the Company's Board of Directors on February 7, 2000.
(6)  Awarded by the Company's Board of Directors on January 31, 2001.
(7)  Represents consulting fees paid to Mr. Baldini.
(8) Includes 100,000 options awarded by the Company's Board of Directors on January 31, 2002.
(9) Consists of life insurance premiums, automobile lease expense of $6,634 and other moving and relocation expenses of $9,940, for Mr. Adams.
(10) Consists of a royalty, based on net sales of the Company's Niaspan(R) product, payable to Mr. Bova under his 1992 employment agreement.

Option Grants in Last Fiscal Year

  The following table sets forth options to the Named Executive Officers granted during the year ended December 31, 2001:


                                                                                                     Potential Realizable
                                                                                                        Value at Assumed
                                                 Individual Grants                                        Annual Rate of
                       ----------------------------------------------------------------------        Stock Price Appreciation
                       Number of Securities    % of Total Options     Exercise or                      for Option Term(1)
                        Underlying Options     Granted to Employees   Base Price   Expiration    -------------------------------
Name                      Granted (#)(1)         in Fiscal Year       ($/share)       Date       0%($)      5%($)        10%($)
----                   --------------------    --------------------   -----------  ----------    ------    -------      --------
Adrian Adams..........     100,000                        10%           $17.97      4/25/11       -       $1,130,124    $2,863,955

_________________
(1) Stock option grants vest at 25% per year on each anniversary of the date of grant.

Aggregated Option Exercises In Last Fiscal Year And Year-End Option Values

     The following table provides information about the number of aggregated option exercises during the last fiscal year and value of options held by the Named Executive Officers at December 31, 2001:

                Aggregated Option Exercises in Last Fiscal Year
                           and Year-End Option Values


                                                           Number of Securities
                                Shares                    Underlying Unexercised          Value of Unexercised
                               Acquired on      Value            Options at               In-the-Money Options
                                Exercise       Realized        Fiscal Year-End          at Fiscal Year-End ($)(1)
                                                          --------------------------  ----------------------------
Name                             (#)            ($)       Exercisable  Unexercisable  Exercisable    Unexercisable
----                          ------------    ----------  -----------  -------------  -----------    -------------
Daniel M. Bell................        -               -     425,000      200,000       $12,924,188      $3,935,313
Robert E. Baldini.............   50,000       1,033,067     175,000      125,000         4,519,750       2,534,875
Adrian Adams..................        -               -           -      100,000                 -       1,663,000
David J. Bova.................   20,000         564,977      17,500       47,500           374,888         959,988
Frederick A. Sexton...........    5,000          89,700      79,667       55,000         2,009,422       1,103,088

_____________
(1) The option value is based on the difference between the fair market value of the shares on December 31, 2001, which was $34.60 per share, and the option exercise price per share, multiplied by the number of shares of Common Stock subject to the option.

Ten-year Option Repricings

     There were no option repricings for Named Executive Officers during the year ended December 31, 2001.

401(k) Plan

  The Company's Internal Revenue Code Section 401(k) Plan, known as the Kos Savings Plan, became effective on January 1, 1994. Each full-time employee who has completed at least 90 days of service with the Company and has attained age 21 is eligible to make pre-tax elective deferral contributions each year not exceeding the lesser of a specified statutory amount or 15% of the employee's compensation for the year. The Company matches employee contributions to the Kos Savings Plan. The Company's matching contribution to the Kos Savings Plan is made in the form of previously unissued Common Stock. The Company matches employee contributions up to 50% of an employee's 401(k) contribution, and not to exceed 3% of such employee's compensation or $5,500 per employee for any given year. An employee is always 100% vested in the employee's elective deferral contributions to the Kos Savings Plan and is vested up to 100% in the Company matching contribution portion of such plan at 25% per year of employment.

Employee Stock Purchase Plan

  Eligible Company employees may participate in the Kos Pharmaceuticals, Inc. 1999 Employee Stock Purchase Plan (the "Stock Purchase Plan"). Under the Stock Purchase Plan, an eligible employee may purchase Common Stock at a 15% discount by contributing to the Stock Purchase Plan, through payroll deductions, up to 10% of such employee's annual compensation. Each employee's total contributions are limited to $25,000 per year. Employee payroll deductions are accumulated for six-month periods at the end of which shares of the Company's Common Stock are purchased under the Stock Purchase Plan. All employees of the Company with at least 90 days of continuous service at the beginning of each six-month offering period are eligible to participate in that offering period. The Company has reserved 1,000,000 shares of Common Stock for purchase by employees under the Stock Purchase Plan.

Employment Agreements

  The Company entered into a management agreement with Daniel M. Bell, effective January 1, 2002. Under the Agreement, Mr. Bell serves as the Chairman of Board of Directors of the Company, and as a senior executive officer and employee of the Company for a term continuing until Mr. Bell's 65/th/ birthday and thereafter upon the mutual consent of Mr. Bell and the Company, unless earlier terminated in accordance with the agreement. The agreement provides that Mr. Bell's base annual compensation shall be $300,000 and may be increased at any time in the discretion of the Board of Directors. Under the agreement, Mr. Bell also receives an annual bonus and an annual stock option grant in amounts to be determined by the Board of Directors based upon Mr. Bell's and the Company's performance, but in no event shall the amount of such annual bonus be less than $150,000 during the period Mr. Bell continues to serve as an officer of the Company. The agreement also provides that the Company will provide Mr. Bell with the use of an automobile and office space and staff in the Company's Miami office. Under the terms of the agreement, the Company may terminate Mr. Bell's employment at any time upon thirty days written notice. In the event that Mr. Bell's employment or his position as Chairman of the Board is terminated for any reason, including retirement, death or disability, Mr. Bell is entitled to a pro rata amount of any bonus compensation payable to him for that year, and thereafter he and his spouse shall be eligible to participate in any pension plan adopted by the Company with benefits no less favorable than are provided to Mr. Bell and his spouse under the management agreement. In the event that no such pension plan shall have been adopted, the Company shall pay to Mr. Bell not less than $400,000 per year, subject to annual adjustment for cost of living increases. In addition, Mr. Bell and his spouse will receive health and life insurance benefits. In the event that Mr. Bell predeceases his spouse, his spouse will receive one-half of any payments otherwise payable to Mr. Bell. Mr. Bell is prohibited from competing with the Company for so long as he is receiving payments from the Company under the management agreement. The management agreement supercedes any and all prior employment agreements with Mr. Bell, including Mr. Bell's July 1, 1996 employment agreement with the Company.

  The Company entered into an employment agreement with Adrian Adams dated April 26, 2001. Under the agreement, Mr. Adams served initially as President and Chief Operating Officer of the Company until December 31, 2001, and currently serves as President and Chief Executive Officer, and as a member of the Board of Directors. The agreement provides that Mr. Adams' annual base compensation, currently at $375,000, is subject to annual increase in an amount to be determined by the Board of Directors. The agreement also provides Mr. Adams the use of an automobile. Under the agreement, Mr. Adams was initially awarded the option to purchase 100,000 options of the Company's Common Stock. In addition, the Company issued to Mr. Adams 66,668 shares of fully paid and non-assessable restricted stock. Twenty-five percent of such restricted stock shall vest on each of the first four anniversary dates of Mr. Adams' employment with the Company, subject to the Company's right to cancel the issuance of all unvested restricted stock shares in the event that Mr. Adams' employment is terminated prior to his fourth anniversary with the Company. Under the agreement, Mr. Adams shall also receive an annual bonus and annual stock option grants in amounts to be determined by the Board of Directors based upon Mr. Adams' and the Company's performance, but in no event shall the amount of such annual bonus be less than $150,000, nor shall the annual stock option grants be less than 50,000 shares. The term of the employment agreement expires on June 10, 2006, such term to automatically renew for successive one-year renewal terms unless the Company or Mr. Adams provides the other with notice of its determination not to renew the agreement. The agreement is subject to earlier termination with or without cause by the Company, upon mutual agreement between the Company and Mr. Adams, upon Mr. Adams' voluntary resignation, upon the death or disability of Mr. Adams, or at the election of Mr. Adams, upon a change in control of the Company. In the event that Mr. Adams' employment is terminated without cause, Mr. Adams will receive his base compensation, bonus compensation, life and health insurance, and automobile benefits until the earlier to occur of the date 24 months from the date of such termination and the date on which Mr. Adams obtains new employment. In addition, a pro rata share of stock options previously awarded to Mr. Adams would vest at the rate of 25% of such options per calendar year of employment prior to termination, except that the restricted stock shares shall continue to vest in accordance with the agreement until the earlier to occur of 24 months from the date of such termination and the date on which Mr. Adams obtains employment with a third party, at which time such shares of common
stock shall be 100% vested.   In the event of a termination upon a change in
control, Mr. Adams shall be entitled to a lump sum cash payment in an amount equal to two times the sum of his base compensation and the bonus compensation paid or payable for the most recently completed fiscal year. In addition, Mr. Adams would receive health and life insurance, and automobile benefits until the earlier to occur of the date 24 months from the date of such termination and the date on which he obtains new employment. All unvested stock options previously awarded would vest in accordance with the stock option plan pursuant to which such options were vested, except that the restricted stock shares shall be 100% vested effective as of the date of such termination. Mr. Adams is prohibited from competing with the Company during the term of the agreement and for the two-year period following termination.

  David J. Bova entered into an employment agreement with the Company in 1992. The employment agreement expired on December 31, 1997. Pursuant to the employment agreement, however, the Company has continuing obligations to Mr. Bova. The agreement provides that Mr. Bova receive royalties in an amount equal to one percent of the net sales of the Company's Niaspan(R) and Advicor/TM/ products through December 31, 2003, up to an aggregate cap of $4,000,000. The agreement provides that, under certain circumstances, the royalty amount may be reduced to 0.5% of net sales. The agreement also provides that under certain circumstances, the Company's obligation to pay royalties may cease upon Mr. Bova's termination with the Company. The Company recorded $842,000 of royalty expense for the year ended December 31, 2001, under this agreement with Mr. Bova. This agreement prohibits Mr. Bova from competing with the Company for a period of two years after the end of the term of the agreement. Mr. Bova continues to be employed by the Company, although not pursuant to an employment agreement.

Compensation Committee Interlocks and Insider Participation

   All decisions regarding compensation of the Company's executive officers are subject to the authority of the Compensation and Stock Option Committee. Dr. Jaharis, Dr. Novitch, and Mr. Whittemore, each of whom is a non-employee director of the Company, constitute the Compensation and Stock Option Committee.

Board Compensation Committee Report on Executive Compensation

   The Compensation and Stock Option Committee is responsible for determining compensation levels, including bonuses, for the officers of the Company other than executive officers, awarding stock options to such officers, and for recommending to the Board of Directors the cash and equity compensation of the Company's executive officers.

   In determining the compensation of the Company's executive officers, the Compensation and Stock Option Committee takes into account all factors that it considers relevant, including business conditions in general and the Company's performance during the year in light of such conditions, the market compensation for executives of similar background and experience, and the performance of the specific executive officer under consideration and the business area of the Company for which such executive officer is responsible. The structure of each executive compensation package is weighted towards incentive forms of compensation so that such executive's interests are aligned with the interests of the shareholders of the Company. The Compensation and Stock Option Committee believes that granting stock options provides an additional incentive to executive officers to continue in the service of the Company and gives them an interest similar to shareholders in the success of the Company. The compensation program for executive officers consists of grants of stock options, in addition to base salaries and bonuses.

   Prior to the Company's current management agreement with Mr. Bell (which became effective January 1, 2002), the Company was subject to the terms of an employment agreement with Mr. Bell dated July 1, 1996. Under such prior employment agreement, Mr. Bell served the Company, through December 31, 2001, as President and Chief Executive Officer. In such capacity, Mr. Bell's bonus and stock option compensation was directly related to corporate performance. The factors that the Compensation and Stock Option Committee considered in determining Mr. Bell's base and bonus compensation and annual stock option award for the 2001 fiscal year were as follows: Mr. Bell is a co-founder of the Company and had been primarily responsible, since its inception, for managing the Company in its effort to continue the commercialization of the Company's first product, Niaspan, and for its effort to complete the development and commercial launch of the Advicor product. The Compensation and Stock Option Committee believes that the Company, in large part due to Mr. Bell's efforts, achieved several accomplishments in 2001. The Company exceeded $100 million in gross sales of the Niaspan product, generated a 96% increase in the price of its Common Stock during the year, negotiated a $45 million settlement payment in connection with the copromotion arrangement with Bristol-Myers Squibb Company for the Advicor product, received U.S Food and Drug Administration approval for the Advicor product, achieved profitability for the full year for the first time in its history and had several other accomplishments.


   Frederick B. Whittemore, Chairman
   Steven Jaharis, M.D.
   Mark Novitch, M.D.

                               PERFORMANCE GRAPH

  The following graph compares the cumulative total shareholder return on the Company's Common Stock during the years ended December 31, 2001, 2000, 1999, 1998 and 1997 (from March 7, 1997), with the cumulative total shareholder return of companies comprising the Nasdaq Stock Market (U.S.) Index and the total shareholder return of a peer group of companies comprising the Nasdaq Pharmaceutical Index, which includes pharmaceutical companies traded on the Nasdaq Stock Market. The Company will provide shareholders, upon request, with a list of the companies included in the Nasdaq Pharmaceutical Index. The graph assumes an initial investment of $100 and reinvestment of all dividends.




                             Comparison of 58-Month Cumulative Total Returns
---------------------------------------------------------------------------------------------------
                                                                        Year Ended
                                                                       December 31,
                                                Base     ------------------------------------------
Company/Index                                   Date*     1997     1998     1999     2000     2001
---------------                                -------   ------   ------   ------   ------   ------
Kos Pharmaceuticals, Inc.                       $100      $103     $ 39     $ 38     $118      231
Nasdaq Stock Market (U.S.) Index                 100       121      170      308      190      151
Nasdaq Pharmaceutical Index                      100        95      121      225      277      236

_______________
* Reflects $100 invested on March 7, 1997, in Kos stock and $100 invested on February 28, 1997, in each index, including reinvestment of dividends.

                                  PROPOSAL 2:

      APPROVAL OF AMENDMENT TO THE KOS PHARMACEUTICALS, INC. 1996 STOCK
                                  OPTION PLAN

  On January 31, 2002, the Board of Directors adopted, subject to shareholder approval, an amendment to the Kos Pharmaceuticals, Inc. 1996 Stock Option Plan (the "Plan") to increase from 7,000,000 to 12,000,000 the number of shares of the Company's Common Stock that may be issued thereunder. As of December 31, 2001, options to purchase 6,505,282 shares of Common Stock had been granted under the Plan, of which 4,701,882 shares of Common Stock were outstanding as of that date. Subsequent to December 31, 2001, the Company granted its employees options to purchase 1,540,600 shares of the Company's Common Stock, of which 720,882 options have been issued subject to approval of this proposal by the Company's shareholders. The closing trade price for the Company's Common Stock on December 31, 2001, was $34.60.

  The purpose of the Plan is to promote the interests of the Company and its shareholders, to promote the Company's success by providing an additional incentive to employees to continue in the service of the Company, and to give employees an interest similar to shareholders in the success of the Company. The Company has exhausted the number of shares of Common Stock that were originally reserved for issuance under the Plan.

  General. The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), nor is it a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan was adopted in June 1996. In addition to the Plan, the Company has written agreements with each of the Plan participants describing the terms of the grants.

  Purpose. The purpose of the Plan is to provide incentives in the form of grants of stock options to employees and other persons who contribute materially to the success and profitability of the Company. The grants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in the Company, thus enhancing their personal interest in the Company's continued success and progress. The Company expects that the Plan will also assist the Company and its subsidiaries in attracting and retaining key persons. Furthermore, the Plan will provide the Company flexibility and the means to reward directors and other non-employees who render valuable contributions to the Company.

  Administration of the Plan. The Plan is administered by a stock option committee (the "Committee") appointed by the Company's Board of Directors (the "Board") and is comprised of not fewer than two members who are "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and "outside directors" within the meaning of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder. The Committee has the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to prescribe the form of any agreement or instrument executed in connection with the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All such interpretations, rules, regulations and determinations shall be conclusive and binding on all persons and for all purposes. A majority of the full Committee constitutes a quorum for purposes of administering the Plan, and all determinations of the Committee shall be made by a majority of the members present at a meeting at which a quorum is present or by the unanimous written consent of the Committee.

  Securities Subject to the Plan. The Board of Directors of the Company recommends that the number of shares of Common Stock available for issuance be increased to 12,000,000 shares. Currently, an aggregate of 7,000,000 shares of Common Stock have been reserved for issuance under the Plan, subject to adjustment to give effect to future changes in the number of outstanding shares of Common Stock of the Company by virtue of a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split, or other similar change. Shares issued pursuant to exercises of options granted under the Plan shall be issued from the Company's authorized but unissued Common Stock or from issued shares that have been reacquired by the Company.

  Eligibility. Each person who performs or has in the past performed services for the Company or a subsidiary of the Company, whether as a director, officer, employee, consultant or other independent contractor, and any person who performs services relating to the Company in his or her capacity as an employee or independent contractor of a corporation or other entity that provides services for the Company is eligible to participate in the Plan.

  Discretionary Stock Option Grants. Participants in the Plan are eligible to receive grants of stock options, as determined by the Committee, or the Board of Directors, in its sole and absolute discretion. Awards of stock options pursuant to the Plan may be in the form of incentive stock options or nonqualified stock options. An incentive stock option is an option that qualifies as an "incentive stock option" under Section 422 of the Code. A nonqualified stock option is an option that does not qualify as an incentive stock option. Only participants who are employees of the Company are eligible to receive grants of incentive stock options. Stock options may be granted under the Plan on such terms and conditions not inconsistent with the provisions of the Plan and in such form as the Committee deems appropriate at the time of grant. Summarized below are certain provisions of the Plan relating to the discretionary grant of stock options.


        Exercise Price.  Except with respect to option grants to Major
        --------------
     Shareholders (as defined below), the exercise price of each share of the Company's Common Stock subject to an incentive stock option shall equal the exercise price designated by the Committee on the date the option is granted, but shall not be less than the fair market value of the Common Stock on the date the option is granted. In general, "fair market value" with respect to a particular date is defined as the average of the high and low sale prices of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System on that date. If trading in the Common Stock or a price quotation does not occur on the date as of which fair market value is being determined, the next preceding date on which the Common Stock was traded or a price was quoted shall determine the fair market value. If the Common Stock is not publicly traded on the date as of which fair market value is being determined, the Board of Directors of the Company shall determine the fair market value of the Common Stock as of that date, using such factors as the Board of Directors considers relevant, such as the price at which recent sales have been made, the book value of the Common Stock, and the Company's current and projected earnings. An incentive stock option granted to an individual who, on the date of grant, owns stock equal to more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company (a "Major Shareholder"), shall be granted at an exercise price of 110% of the fair market value of the Company's Common Stock on the date of grant.

        Unless otherwise provided by the Committee, with the approval of a majority of the Board, in establishing the terms of the option at grant, the exercise price with respect to each share of the Common Stock subject to a nonqualified stock option will not be less than the fair market value of the share on the date of grant.

        Time of Exercise.  An option shall be exercisable only to the extent it
        ----------------
     is vested. Unless otherwise provided for by the Committee in establishing the terms of the option at grant, each option granted under the Plan shall become vested according to the following schedule based on the anniversary of the date of grant:


                Anniversary of Date of Grant         Percent Vested
                ----------------------------         --------------

                Prior to 1st anniversary                    0%
                1st                                        25%
                2nd                                        50%
                3rd                                        75%
                4th                                       100%

        The Committee, in its sole and absolute discretion, may accelerate the vesting of any option at any time.

        Expiration of Options.  In general, each incentive stock option shall
        ---------------------
     expire on the earliest of:

          (i) ten years from the date of its grant, or such earlier date as may be set by the Committee in establishing the terms of the option;
          (ii) in the case of a Major Shareholder, five years from the date of grant, or such earlier date as may be set by the Committee in establishing the terms of the option;
          (iii) one year after the date of the option holder's death. Notwithstanding the foregoing, if the option holder, as of the date of his or her death, was either an active or retired employee and had five or more years of service, the option expires on the two-year anniversary of the option holder's death; but if the option holder had more than ten or more years of service at the time of his or her death, the option expires on the option's stated expiration date when granted; or
          (iv) in the event of termination of employment for any reason other than death or retirement at age 65, 30 days following the last day that the option holder is employed by the Company.

        In general, each nonqualified stock option shall expire on the earliest of:

          (i) ten years from the date of its grant, or such earlier or later date as may be set by the Committee in establishing the terms of the option,
          (ii) one year after the date of the option holder's death. Notwithstanding the foregoing, if the option holder, as of the date of his or her death, was either an active or retired employee and had five or more years of service, the option expires on the two-year anniversary of the option holder's death; but if the option holder had more than ten or more years of service at the time of his or her death, the option expires on the option's stated expiration date when granted; or
          (iii) in the case of total and permanent disability of an option holder resulting in termination of employment with the Company, one year after the option holder's last day of employment,
          (iv) in the event of normal retirement from the Company at age 65, the option expires on the option's stated expiration date when granted;
          (v) in the event of termination of employment for any reason other than death, disability or normal retirement, 30 days following the last day that the option holder is employed by the Company.

       In the event of a change of a control of the Company (as defined in the Plan), the Company's Board of Directors may vote to immediately terminate or accelerate the exercisability of the options. If the options are terminated, the Company shall pay the option holders a cash payment equal to the difference between the exercise price and the fair market value of the shares that would have been subject to the terminated option.

       Transferability.  No option granted under the Plan is assignable or
       ---------------
     transferable by a participant other than by will or by the laws of descent and distribution.

  Stock Option Grants to Outside Directors.

       Initial Grants.  Any Outside Director elected by the shareholders of the
       --------------
     Company subsequent to the effective date of the Plan shall be automatically granted an option to purchase five thousand (5,000) shares of Common Stock on the date of such Outside Director's election to the Board. Any Outside Director appointed by the Board subsequent to the effective date of the Plan shall be automatically granted an option to purchase five thousand (5,000) shares of Common Stock on the date such Outside Director's appointment to the Board becomes effective. In addition, the Company's Board of Directors has approved the grant to each Outside Director of an option to purchase an additional ten thousand (10,000) shares of Common Stock on such date.

       Annual Grants.  Under the terms of the Plan, each Outside Director shall
       -------------
     automatically be granted, effective each anniversary of his appointment to the Board, an option to purchase three thousand (3,000) shares of Common Stock. The Board of Directors has approved the grant to each Outside Director of an option to purchase an additional seventeen thousand (17,000) shares of Common Stock on such date. The Board of Directors has also approved the grant to each Outside Director of an option to purchase five thousand (5,000) shares of Common Stock on the date of such Outside Director's reelection to the Board.

       Exercise Price.  The exercise price of each share subject to an option
       --------------
     granted to an Outside Director shall be the fair market value of the Common Stock on the date the option is granted.

       Exercise of Options.  Each option granted to an Outside Director shall
       -------------------
     become exercisable on the first anniversary of the date of grant and may be exercised by the Outside Director for a period of ten (10) years from the date of grant; provided, however, that in the event of the death of an Outside Director, the Option shall be exercisable only within the twelve
     (12) months next succeeding the date of death, and then only (i) by the executor or administrator of the Outside Director's estate or by the person or persons to whom the Outside Director's rights under the Option shall pass by the Outside Director's will or the laws of descent and distribution, and (ii) if and to the extent that the Outside Director was entitled to exercise the Option at the date of the Outside Director's death, provided that in no event shall the Option be exercisable more than ten (10) years after the date of grant.

  Restrictions on Resale. Any person who is not an "affiliate" of the Company generally may reoffer or resell shares of Common Stock received upon exercise of an option without restriction under the Securities Act of 1933 (the "Securities Act"). In contrast, any person receiving shares of Common Stock upon exercise of an option who is an "affiliate" of the Company generally may reoffer or resell such shares only pursuant to (i) a registration statement filed under the Securities Act (the Company having no obligation to file such a registration statement), (ii) an appropriate exemption from the registration requirements of the Securities Act, or (iii) Rule 144 under the Securities Act.

  Duration of Plan. Awards may be granted under the Plan only during the ten years immediately following the effective date of the Plan. Accordingly, options may not be granted under the Plan after June 20, 2006.

  Amendment and Termination. The Board of Directors may alter, amend, or terminate the Plan from time to time without approval of the shareholders. However, without shareholder approval, no amendment will be effective that: (i) materially increases the benefits accruing to participants under the Plan; (ii) increases the aggregate number of shares that may be delivered under the Plan;
(iii) materially modifies the eligibility requirements for participation in the Plan; (iv) amends the requirements of (i)-(iii) of this paragraph; or (v) amends, modifies or deletes the provisions of the Plan relating to automatic stock option grants to Outside Directors. Any amendment, whether with or without shareholder approval, that alters the terms or provisions of an award granted before the amendment (unless the alteration is expressly permitted under the Plan) will be effective only with the consent of the participant to whom the award was granted or the holder currently entitled to exercise it.

  Designation of Beneficiary. Each participant shall designate a beneficiary to receive, in the event of the participant's death, any rights to which the participant may be entitled under the Plan. Designation of a beneficiary by a participant shall be made in writing and shall be filed with the Committee. If no such beneficiary is designated or if the beneficiary so designated does not survive the participant, the estate of such participant shall be deemed to be his beneficiary. A participant may, by written notice to the Committee, change his beneficiary designation.

 Federal Income Tax Consequences.

       Incentive Stock Options.  If an incentive stock option is granted to a
       -----------------------
     participant in accordance with the terms of the Plan, no income will be recognized by such participant at the time the option is granted.

       Generally, upon exercise of an incentive stock option granted under the Plan, a participant will not recognize any income and the Company will not be entitled to a deduction for tax purposes. However, the difference between the purchase price and the fair market value of the shares of stock received on the date of exercise will be treated as a positive adjustment in determining alternative minimum taxable income, which may subject the participant to the alternative minimum tax. The disposition of shares acquired upon exercise of an incentive stock option under the Plan will ordinarily result in long-term or short-term capital gain or loss (depending on the applicable holding period). Generally, however, if the participant disposes of shares of stock acquired upon exercise of an incentive stock option within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the participant will recognize ordinary income, and the Company will be entitled to a deduction for tax purposes in the amount of the excess of the fair market value of the shares on the date of exercise over the purchase price (or, in certain circumstances, the gain on sale, if less). Any excess of the amount realized by the participant on the disqualifying disposition over the fair market value of the shares on the date of exercise of such option will ordinarily constitute capital gain.

       Delivery of shares upon exercise of an incentive stock option granted under the Plan is subject to any required withholding taxes. A person exercising such an option may, as a condition precedent to receiving the shares, be required to pay the Company a cash amount equal to the amount of required withholdings.

       Nonqualified Stock Options.  A participant who receives a grant of a non-
       --------------------------
     qualified stock option in accordance with the terms of the Plan will recognize income at the time the option is granted unless the option does not have a readily ascertainable fair market value and the grant of the option does not constitute a transfer of the underlying stock.

       Upon exercise of a non-qualified stock option granted under the Plan, a participant will recognize as ordinary income the excess of the fair market value of the shares of stock received on the date of exercise over the option exercise price. Upon the sale of the stock by the participant, the difference between the amount realized in the sale and the fair market value of the stock on the date the option was exercised is generally recognized by the participant as a capital gain or loss. Upon the exercise of the option, the Company receives a deduction equal to the amount included in income by the participant.

       Delivery of shares upon exercise of an incentive stock option granted under the Plan is subject to any required withholding taxes. A person exercising such an option may, as a condition precedent to receiving the shares, be required to pay the Company a cash amount equal to the amount of required withholdings.

       The foregoing statements are intended to summarize the general principles of current federal income tax law applicable to grants of options under the Plan. It is emphasized that, while the Company believes that the foregoing statements are correct based on existing provisions of the Code and the interpretations thereof, no assurance can be given that legislative, administrative, or judicial changes or interpretations will not occur that would modify such statements. Also, individual financial situations may vary and state and local taxation may be significant.

 Options Granted Under Plan

  The following table sets forth certain information relating to options to purchase Common Stock granted under the Plan as of December 31, 2001.

                                                                            Exercise              Number of
      Name and Position                                                     Price(1)           Options Granted
      -----------------                                                    ----------         -----------------
      Daniel M. Bell..............................................            $ 4.68              1,075,000
        Chairman of the Board of Directors
      Robert E. Baldini...........................................             10.23                375,000
        Vice Chairman of the Board of Directors
      Adrian Adams................................................             17.97                100,000
        President and Chief Executive Officer
      David J. Bova...............................................              3.53                360,000
        Senior V.P., Research and Development
      Frederick A. Sexton.........................................             11.10                145,000
        Senior Vice President, Technical Operations and
        Product Development
      Executive Group.............................................              6.59              2,055,000
      Non-Executive Director Group................................             13.64                483,000
      Director Nominees...........................................              8.49              2,033,000
      Non-Executive Officer Employee Group........................             11.48                994,000

     ______
     (1) Reflects the weighted average exercise price of all options granted to such person or group.

  Address for Additional Information. Additional information concerning the Plan and its administration by the Committee may be obtained by contacting Kos Pharmaceuticals, Inc., 1001 Brickell Bay Drive, 25th Floor, Miami, Florida, 33131, Attention: President, telephone number (305) 577-3464.

  The Board of Directors recommends a vote "FOR" approval of the amendment to the Kos Pharmaceuticals, Inc. 1996 Stock Option Plan.

                                  PROPOSAL 3:

     RATIFY THE APPOINTMENT OF THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC
                                  ACCOUNTANTS

  The firm of Arthur Andersen LLP, independent certified public accountants, served as the Company's independent accountants for the year ended December 31, 2001. On March 6, 2002, the Audit Committee of the Board of Directors decided, pending the issuance of Arthur Andersen LLP's audit report on the Company's consolidated financial statements for the year ended December 31, 2001, to no longer engage Arthur Andersen LLP ("Arthur Andersen" or "AA") as the Company's independent certified public accountants and determined to recommend the engagement of Ernst & Young LLP ("EY") to serve as the Company's independent certified public accountants for the fiscal year ending December 31, 2002. Representatives of Arthur Andersen LLP and of Ernst & Young LLP may be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

  Arthur Andersen's reports on the Company's consolidated financial statements for the years ended December 31, 1999 and 2000, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Arthur Andersen's report on the Company's consolidated financial statements for the year ended December 31, 2001, has not yet been issued, but is expected to be issued on an unqualified basis later this month in conjunction with the publication of the Company's Annual Report to Shareholders and the filing of the Company's Annual Report on Form 10-K.

  During the two years ended December 31, 2001 and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to AA's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

  During the two years ended December 31, 2001 and through the date hereof, the Company did not consult EY with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Recommendation

  The Board of Directors recommends that the Company's shareholders vote "FOR" ratification of the appointment of Ernst & Young LLP as the Company's independent certified public accountants.

                                 ANNUAL REPORT

  The Company's 2001 Annual Report to Shareholders, including financial statements for the year ended December 31, 2001, is being distributed to all shareholders of the Company together with this Proxy Statement, in satisfaction of the requirements of the Securities and Exchange Commission. Additional copies of such report are available upon request. To obtain such additional copies, please contact the Company's Investor Relations Department at (305) 523-3620.

                             SHAREHOLDER PROPOSALS

  Pursuant to Rule 14a-8 under the Exchange Act, shareholders of the Company may present proper proposals for inclusion in the Company's Proxy Statement and for consideration at the next annual meeting by submitting their proposals to the Company in a timely manner. Any shareholder of the Company who wishes to present a proposal for inclusion in the Proxy Statement for action at the 2002 Annual Meeting of Shareholders must comply with the Company's Bylaws and the rules and regulations of the Securities and Exchange Commission then in effect. Such proposal must have been mailed to the Company at its offices at 1001 Brickell Bay Drive, 25th Floor, Miami, Florida 33131, Attention: Secretary, and must be received by the Company before November 21, 2002.

                                 OTHER MATTERS

  The Board of Directors is not aware of any other matters to come before the Meeting. If, however, any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote said proxy in accordance with their judgment in such matters.

KOS PHARMACEUTICALS, INC.

                Annual Meeting of Shareholders, April 25, 2002
                Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Daniel M. Bell and Adrian Adams, as Proxies, win full power to act without the other and each with power of substitution, and hereby authorizes them, to represent and vote, as designated on the reverse side of this card, all shares of Common Stock of Kos Pharmaceuticals, Inc. (the "Company") held of record by the undersigned at the close of business on March 1, 2002, at the Annual Meeting of Shareholders to be held on April 25, 2002, or any adjournment thereof.

     This proxy is solicited on behalf of the Board of Directors for use at the 2002 Annual Meeting of the Company's shareholders.

                        (To Be Signed on Reverse Side.)

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF SHAREHOLDERS
                           KOS PHARMACEUTICALS, INC.

                                APRIL 25, 2002

                Please Detach and Mail in the Envelope Provided

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

                                          WITHHOLD
                      FOR                 AUTHORITY
                 all nominees     to vote for all nominees                              NOMINEES:
                listed at right        listed at right                                  1. Michael Jaharis            [_]
PROPOSAL 1:                                                                             2. Daniel M. Bell             [_]
  ELECTION OF         [_]                    [_]                                        3. Robert E. Baldini          [_]
  DIRECTORS                                                                             4. Adrian Adams               [_]
                                                                                        5. John Brademas, Ph.D.       [_]
PROPOSAL 2: APPROVE THE AMENDMENT TO THE             FOR    AGAINST   ABSTAIN           6. Steven Jaharis, M.D.       [_]
 KOS PHARMACEUTICALS, INC. 1996 STOCK                [_]      [_]       [_]             7. Louis C. Lasagna, M.D.     [_]
 OPTION PLAN                                                                            8. Nicolaos E. Madias, M.D.   [_]
                                                                                        9. Mark Novitch, M.D.         [_]
                                                                                       10. Frederick B. Whittemore    [_]

PROPOSAL 3: RATIFY THE APPOINTMENT OF ERNST          FOR    AGAINST   ABSTAIN
  & YOUNG LLP AS INDEPENDENT AUDITORS.               [_]      [_]       [_]

Should any nominee decline or be unable to accept such nomination to serve as a director, an event that the Company does not currently anticipate, the persons named in the enclosed proxy reserve the right, in their discretion, to vote for a lesser number or for substitute nominees designated by the Board of Directors.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

                      Please check here if you expect to attend       [_]
                      the Annual Meeting of Shareholders.

SIGNATURES: _______________________ ________________________ Date: _____________
NOTE: Please sign exactly as name or names appear on stock certificate (as indicated hereon). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signature is by a corporation, sign the full company name by a duly authorized officer.